                                                                    Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Experts", "Selected Consolidated Financial Data", and "Summary Consolidated Financial Data" and to the use of our report dated March 15, 2002 for SpectaGuard Acquisition LLC and our report dated July 19, 2002 for Allied Security, Inc., in the Registration Statement (Form S-1 No. 33-00000) and related Prospectus of Allied Security, Inc. dated on or about September 18, 2002.

                                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 18, 2002